Exhibit 99.1

www.smurfitwestrock.com

Smurfit Westrock Reports Third Quarter 2025 Results

Dublin – October 29, 2025 – Smurfit Westrock plc (NYSE: SW, LSE: SWR) today announced the financial results for the third quarter ended September 30, 2025.

Key points:

•	Net Sales of $8,003 million
•	Net Income of $245 million, with a Net Income Margin of 3.1%
•	Adjusted EBITDA[1] of $1,302 million, with an Adjusted EBITDA Margin[1] of 16.3%
•	Net Cash Provided by Operating Activities of $1,133 million
•	Adjusted Free Cash Flow[1] of $579 million
•	Quarterly dividend of $0.4308 per ordinary share

Smurfit Westrock plc’s performance for the three months ended September 30, 2025 and 2024 (in millions, except margins and per share data):

	September 30,
	2025	2024[2]
Net Sales	$8,003	$7,671
Net Income (Loss)	$245	$(150)
Net Income (Loss) Margin	3.1%	(2.0)%
Adjusted EBITDA[1]	$1,302	$1,265
Adjusted EBITDA Margin[1]	16.3%	16.5%
Net Cash Provided by Operating Activities	$1,133	$320
Adjusted Free Cash Flow[1]	$579	$118
Basic EPS	$0.47	$(0.30)
Adjusted Basic EPS[1]	$0.58	$0.53

Tony Smurfit, President and CEO, commented:

“I am pleased to report that for the third quarter, we delivered in-line with our Adjusted EBITDA guidance. This performance was driven by the continued operational and commercial improvements in our North American business and our strong positions in EMEA and APAC and Latin America.

“We are reporting Net Income of $245 million and Adjusted EBITDA1 of $1,302 million, with an Adjusted EBITDA Margin1 of 16.3% and a strong Net Cash Provided by Operating Activities of $1,133 million.

“The operational and commercial improvement in our North American business is increasingly evident, with an Adjusted EBITDA of $810 million and an Adjusted EBITDA margin of 17.2% for the quarter. The North American mill system demonstrated a strong operational performance in the quarter. Our corrugated operations continue to focus on value over volume and exiting uneconomic business. This approach, together with our focus on delivering innovation, quality and service for our customer base, has delivered a strong improvement in returns. Our consumer business also continues to improve as a result of already implemented restructurings, utilizing the full breadth of our paper portfolio and a unique and innovative product offering.

“We believe we are one of the market leaders in EMEA and APAC, where we have once again demonstrated good returns despite a difficult market backdrop to deliver Adjusted EBITDA of $419 million with an Adjusted EBITDA margin of 14.8%. As a result of our integrated model, our mill system continues to run close to full utilization. While the backdrop from a paper supply perspective remains challenging, our value-added proposition in our packaging business is reflected in the resilience of our margin despite the softer demand environment. We believe the EMEA and APAC region is well positioned to benefit from improved demand, supported by a well invested asset base and strong market positions.

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Basic EPS are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for discussion and reconciliation of these measures to the most comparable GAAP measures.

2 All results reported for the three months ended September 30, 2024 do not include the financial results of legacy WestRock Company (''WestRock'') for the first five days of July due to the closing of the combination between Smurfit Kappa Group plc and WestRock Company on July 5, 2024.

“Our Latin American operations delivered Adjusted EBITDA of $116 million for the quarter, with an Adjusted EBITDA margin of 21.3%, reflecting continued operational improvement and our strong market positions. The slightly lower margin quarter-on-quarter is primarily a result of a one-time operational issue which has now been resolved. Latin America remains a compelling growth region, both organically and inorganically.

“The year to date has been characterized by a challenging demand backdrop and as a result we expect to take additional economic downtime in the fourth quarter to optimize our system. As a result, we now expect to deliver full year Adjusted EBITDA3 in a $4.9 to $5.1 billion range. Our 2026 capital spend is expected to be in a $2.4 to $2.5 billion range. This level of spend allows us to continue optimizing our asset base, accelerating cost take-out and capitalizing high-growth areas.

“Our third quarter results reflect the significant progress we have made since the creation of Smurfit Westrock some 16 months ago. The steps we have taken, and continue to take, are building a better business and as we end 2025 and enter 2026 we are a much stronger Company, increasingly excited about our future prospects.”

Dividend

Smurfit Westrock plc announced today that its Board approved a quarterly dividend of $0.4308 per share on its ordinary shares. The quarterly dividend of $0.4308 per ordinary share is payable on December 18, 2025 to shareholders of record at the close of business on November 14, 2025.

The default payment currency is U.S. Dollar for shareholders who hold their ordinary shares through a Depository Trust Company participant. It is also U.S. Dollar for shareholders holding their ordinary shares in registered form, unless a currency election has been registered with the Company’s Transfer Agent, Computershare Trust Company N.A. by 5:00 p.m. (New York) / 10:00 p.m. (Dublin) on November 13, 2025.

The default payment currency for shareholders holding their ordinary shares in the form of Depository Interests is U.S. Dollar. Such shareholders can elect to receive the dividend in Pounds Sterling or Euro by providing their instructions to the Company’s Depositary Interest provider, Computershare Investor Services plc, by 12:00 p.m. (New York) / 5:00 p.m. (Dublin) on November 26, 2025.

Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 11:30 AM GMT to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

3 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, the plans, strategies, outcomes, outlooks, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc and WestRock Company (the “Combination”), including, but not limited to, synergies as well as our scale, geographic reach and product portfolio, demand outlook, impact of announced closures, additional economic downtime and any other statements regarding the Company's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from plans, estimates or expectations include: changes in demand environment, our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the US federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with the Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 100,000 employees across 40 countries.

Contact
Ciarán Potts Smurfit Westrock T: +353 1 202 71 27 E: ir@smurfitwestrock.com	FTI Consulting T: +353 1 765 0800 E: smurfitwestrock@fticonsulting.com

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$8,003	$7,671	$23,599	$13,570
Cost of goods sold	(6,434)	(6,321)	(18,938)	(10,817)
Gross profit	1,569	1,350	4,661	2,753
Selling, general and administrative expenses	(963)	(1,007)	(2,899)	(1,776)
Impairment and restructuring costs	(65)	(21)	(360)	(21)
Transaction and integration-related expenses associated with the Combination	(15)	(267)	(72)	(350)
Operating profit	526	55	1,330	606
Pension and other postretirement non-service income (expense), net	8	8	24	(31)
Interest expense, net	(177)	(167)	(526)	(225)
Other expense, net	(21)	(13)	(44)	(13)
Income (loss) before income taxes	336	(117)	784	337
Income tax expense	(91)	(33)	(183)	(164)
Net income (loss)	245	(150)	601	173
Net loss attributable to noncontrolling interests	1	-	1	-
Net income (loss) attributable to common shareholders	$246	$(150)	$602	$173

Basic earnings (loss) per share attributable to common shareholders	$0.47	$(0.30)	$1.15	$0.51

Diluted earnings (loss) per share attributable to common shareholders	$0.47	$(0.30)	$1.14	$0.50

Segment Information

We report our financial results of operations in the following three reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA” and together with Europe, “EMEA” ) and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

Segment profitability is measured based on Adjusted EBITDA, defined as income (loss) before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business.

Financial information by segment is summarized below (in millions, except margins).

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales (aggregate)
North America	$4,721	$4,649	$14,145	$5,499
Europe, MEA and APAC	2,831	2,651	8,191	7,056
LATAM	545	506	1,576	1,187
Total	$8,097	$7,806	$23,912	$13,742

Less net sales (intersegment)
North America	$82	$118	$276	$119
Europe, MEA and APAC	12	5	23	13
LATAM	-	12	14	40
Total	$94	$135	$313	$172

Net sales (unaffiliated customers)
North America	$4,639	$4,531	$13,869	$5,380
Europe, MEA and APAC	2,819	2,646	8,168	7,043
LATAM	545	494	1,562	1,147
Total	$8,003	$7,671	$23,599	$13,570

Segment Adjusted EBITDA
North America	$810	$780	$2,347	$900
Europe, MEA and APAC	419	411	1,180	1,158
LATAM	116	116	354	257
Total	$1,345	$1,307	$3,881	$2,315

Adjusted EBITDA Margin
(Adjusted EBITDA/Net sales (aggregate))
North America	17.2%	16.8%	16.6%	16.4%
Europe, MEA and APAC	14.8%	15.5%	14.4%	16.4%
LATAM	21.3%	23.1%	22.5%	21.6%

Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $4 million and $2 million at September 30, 2025 and December 31, 2024, respectively)	$851	$855
Accounts receivable, net (amounts related to consolidated variable interest entities of $882 million and $767 million at September 30, 2025 and December 31, 2024, respectively)	4,668	4,117
Inventories	3,781	3,550
Other current assets	1,583	1,533
Total current assets	10,883	10,055
Property, plant and equipment, net	23,050	22,675
Goodwill	7,213	6,822
Intangibles, net	1,075	1,117
Prepaid pension asset	698	635
Other non-current assets (amounts related to consolidated variable interest entities of $393 million and $389 million at September 30, 2025 and December 31, 2024, respectively)	2,650	2,455
Total assets	$45,569	$43,759
Liabilities and Equity
Current liabilities:
Accounts payable	$3,257	$3,290
Accrued compensation and benefits	973	882
Current portion of debt	798	1,053
Other current liabilities	2,317	2,108
Total current liabilities	7,345	7,333
Non-current debt due after one year (amounts related to consolidated variable interest entities of $295 million and $8 million at September 30, 2025 and December 31, 2024, respectively)	13,313	12,542
Deferred tax liabilities	3,455	3,600
Pension liabilities and other postretirement benefits, net of current portion	737	706
Other non-current liabilities (amounts related to consolidated variable interest entities of $334 million and $335 million at September 30, 2025 and December 31, 2024, respectively)	2,260	2,191
Total liabilities	27,110	26,372
Equity:
Preferred stock; $0.001 par value; 500,000,000 shares authorized; 10,000 shares outstanding	-	-
Common stock; $0.001 par value; 9,500,000,000 shares authorized; 522,171,580 and 520,444,261 shares outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Deferred shares; €1 par value; 25,000 shares authorized; Nil and 25,000 shares outstanding at September 30, 2025 and December 31, 2024, respectively	-	-
Treasury stock; at cost; 1,449,658 and 2,037,589 common stock at September 30, 2025 and December 31, 2024, respectively	(65)	(93)
Capital in excess of par value	16,057	15,948
Accumulated other comprehensive loss	(347)	(1,446)
Retained earnings	2,787	2,950
Total shareholders’ equity	18,433	17,360
Noncontrolling interests	26	27
Total equity	18,459	17,387
Total liabilities and equity	$45,569	$43,759

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$245	$(150)	$601	$173
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	659	564	1,875	872
Impairment charges	58	2	242	2
Cash surrender value increase in excess of premiums paid	(14)	(14)	(34)	(14)
Share-based compensation expense	35	123	114	154
Deferred income tax benefit	(12)	(89)	(139)	(99)
Pension and other postretirement funding more than cost	(24)	(26)	(83)	(30)
Other	15	15	21	14
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	185	(186)	(249)	(422)
Inventories	(4)	140	(59)	120
Other assets	28	74	(19)	(31)
Accounts payable	(107)	(214)	(142)	(226)
Income taxes	(1)	(29)	8	34
Accrued liabilities and other	70	110	61	155
Net cash provided by operating activities	1,133	320	2,197	702
Investing activities:
Capital expenditures	(610)	(512)	(1,609)	(897)
Cash paid for purchase of businesses, net of cash acquired	-	(688)	(5)	(716)
Proceeds from corporate owed life insurance	17	2	20	2
Proceeds from sale of property, plant and equipment	15	12	15	15
Other	10	1	15	1
Net cash used for investing activities	(568)	(1,185)	(1,564)	(1,595)
Financing activities:
Additions to debt	12	315	510	3,127
Repayments of debt	(25)	(1,607)	(146)	(1,640)
Debt issuance costs	(2)	(15)	(8)	(44)
Changes in commercial paper, net	(227)	(33)	(245)	(33)
Other debt additions (repayments), net	2	17	(16)	13
Repayments of finance lease liabilities	(6)	(11)	(29)	(12)
Tax paid in connection with shares withheld from employees	(1)	(21)	(68)	(21)
Purchases of treasury stock	-	-	-	(27)
Cash dividends paid to shareholders	(225)	(158)	(675)	(493)
Other	2	-	3	(1)
Net cash (used for) provided by financing activities	(470)	(1,513)	(674)	869
Effect of exchange rate changes on cash and cash equivalents	(22)	4	37	(25)
Increase (decrease) in cash and cash equivalents	73	(2,374)	(4)	(49)
Cash and cash equivalents at beginning of period	778	3,325	855	1,000
Cash and cash equivalents at end of period	$851	$951	$851	$951

Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Free Cash Flow” and “Adjusted Basic Earnings Per Share” (referred to as “Adjusted Basic EPS”). We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income (loss) before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Smurfit Westrock defines Adjusted Free Cash Flow as net cash provided by operating activities as adjusted for capital expenditures and to exclude certain costs not reflective of underlying ongoing operations. Management utilizes this measure in connection with managing Smurfit Westrock’s business and believes that Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of Smurfit Westrock’s underlying operational performance, Smurfit Westrock believes that Adjusted Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Basic EPS”. Management believes this measure provides Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because it excludes, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock and its Board of directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measure to Adjusted Basic EPS is Basic earnings (loss) per share attributable to common shareholders (referred to as “Basic EPS”).

Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net Income (Loss) and Net Income (Loss) Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$245	$(150)	$601	$173
Income tax expense	91	33	183	164
Depreciation, depletion and amortization	659	564	1,875	872
Impairment and restructuring costs	65	21	360	21
Transaction and integration-related expenses associated with the Combination	15	267	72	350
Amortization of fair value step up on inventory	-	227	-	227
Interest expense, net	177	167	526	225
Pension and other postretirement non-service (income) expense, net	(8)	(8)	(24)	31
Share-based compensation expense	35	123	114	154
Other expense, net	21	13	44	13
Other adjustments	2	8	16	(10)
Adjusted EBITDA	$1,302	$1,265	$3,767	$2,220

Net Sales	$8,003	$7,671	$23,599	$13,570
Net Income (Loss) Margin (Net Income (Loss)/Net Sales)	3.1%	(2.0)%	2.5%	1.3%
Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.3%	16.5%	16.0%	16.4%

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Free Cash Flow to Net cash provided by operating activities, the most directly comparable GAAP measure, for the periods indicated (in millions).

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,133	$320	$2,197	$702
Capital expenditures	(610)	(512)	(1,609)	(897)
Free Cash Flow	$523	$(192)	$588	$(195)
Adjustments:
Transaction and integration costs	23	307	120	364
Restructuring costs	62	45	174	45
Tax on above items	(29)	(42)	(60)	(42)
Adjusted Free Cash Flow	$579	$118	$822	$172

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Basic EPS to Basic EPS, the most directly comparable GAAP measure for the periods indicated.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Basic EPS	$0.47	$(0.30)	$1.15	$0.51
Impairment and restructuring costs	0.13	0.04	0.69	0.06
Transaction and integration-related expenses associated with the Combination	0.03	0.52	0.14	1.03
Amortization of fair value step up on inventory	-	0.45	-	0.66
Loss on debt extinguishment and deferred debt issue costs amortized	-	0.01	-	0.01
Other adjustments	-	0.02	0.03	(0.03)
Income tax on above items	(0.05)	(0.21)	(0.30)	(0.31)
Adjusted Basic EPS	$0.58	$0.53	$1.71	$1.93